EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form F-1 No. 333-163704) of Amarin Corporation plc,
(2)	Registration Statement (Form S-8 Nos. 333-146839, 333-143358, 333-132520, 333-110704, 333-101775, and 333-168055) pertaining to the 2002 Stock Option Plan of Amarin Corporation plc,
(3)

Registration Statement (Form S-8 No. 333-168054) pertaining to the 2008 Long Term Incentive Award dated May 20, 2008 issued to Mr. Tom Maher, Mr. Alan Cooke, and Dr. Declan Doogan of Amarin Corporation plc

(4)	Registration Statement (Form S-8 Nos. 333-176877, 333-183160, 333-205863 and 333-219644) pertaining to the 2011 Stock Incentive Plan of Amarin Corporation plc,
(5)	Registration Statement (Form S-8 No. 333-180180) pertaining to the Employment Inducement Award of Amarin Corporation plc,
(6)	Registration Statement (Form S-8 No. 333-84152),
(7)	Registration Statement (Form S-3 No. 333-216384) of Amarin Corporation plc, and

Registration Statement (Form S-3 No. 333-216385) of Amarin Corporation plc;

(8)Registration Statement (Form S-3 No. 333-216385) of Amarin Corporation plc;

of our reports dated February 27, 2019, with respect to the consolidated financial statements of Amarin Corporation plc, and the effectiveness of internal control over financial reporting of Amarin Corporation plc included in this Annual Report (Form 10-K) of Amarin Corporation plc for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Iselin, New Jersey

February 27, 2019